                                                                    EXHIBIT 10.6

                                    CONTRACT

      THIS CONTRACT Executed this 31st day of October, 1997, by and between the JACKSONVILLE ELECTRIC AUTHORITY, Jacksonville, Florida, hereinafter called the OWNER, and WESTSTAR ENVIRONMENTAL, INC., hereinafter called the CONTRACTOR,

                                   WITNESSETH:

      WHEREAS, CONTRACTOR was the lowest and best responsible bidder for biosolids hauling services for the City of Jacksonville ("City") for the initial term January 1, 1997 through September 30, 1997, with up to four (4) annual renewals at the discretion of the City (the "Contract"); and

      WHEREAS, during said initial year, CONTRACTOR performed said biosolids hauling services in accordance with specifications hereinafter referred to at a price not to exceed $0.01157/gallon; and

      WHEREAS, on June 1, 1997, the City transferred ownership and operation of its water and wastewater utility to OWNER, at the same time the City transferred and assigned all contracts related to said utility, including said Contract to OWNER; and

      WHEREAS, the OWNER and the CONTRACTOR have agreed to exercise the first of the four (4) annual renewals and CONTRACTOR shall perform said biosolids hauling services, pursuant to specifications, for compensation not to exceed $0.01184/gallon, all other prices remaining unchanged; and

      WHEREAS, pursuant to said renewal the OWNER's maximum indebtedness, for the first annual renewal period from October 1, 1997 through September 30, 1998 shall be a total amount not to exceed $825,000.00; and

      WHEREAS, said Contract should reflect contract assignment, the first annual renewal, and incorporation of OWNER's contractual terms and conditions; now, therefore

      IN CONSIDERATION of the Contract and for the mutual promises herein contained and for other good and valuable consideration the parties agree that:

      1. The above stated recitals are true and correct and, by this reference, are incorporated herein and made a part hereof.

      2. The Contract between the City and the CONTRACTOR has been transferred and assigned by the City to the OWNER and the OWNER shall replace the City in said Contract. Wherever said Contract refers to the "City of Jacksonville" or the "City," these terms shall mean the "Jacksonville Electric Authority" or "JEA" as the text permits or dictates.

      3. That CONTRACTOR is the lowest and best responsible bidder for biosolids hauling services for Jacksonville Electric Authority for period October 1, 1997 through September 30, 1998 in accordance with plans and specifications hereinafter referred to, and has been awarded the contract for said work pursuant to award made September 11, 1997.

      4. The CONTRACTOR will, at its own cost and expense, do the work required to be done and furnish the materials required to be furnished on said work in accordance with plans and specifications previously approved by the City of Jacksonville, numbered CS-0010-97, with bid opening date of October 30, 1996, designated as "City of Jacksonville, Florida, Department of Public Utilities, Biosolids Hauling" and strictly in accordance with the advertisement calling for bids, plans, specifications, blueprints, requirements of the said City of Jacksonville and the Jacksonville Electric Authority in JEA Invitation For Bids No. WSC-361-97, proposal of the said CONTRACTOR, and award therefor, now on file in the office of the Director of Procurement of the Jacksonville Electric Authority (hereinafter called "Contract Documents"), all of which are hereby especially referred to and, by reference, made a part hereof to the same extent as if fully set out herein, for the total sum not to exceed EIGHT HUNDRED TWENTY-FIVE THOUSAND AND 00/100 DOLLARS ($825,000.00) at and for the prices and on the terms contained in the CONTRACTOR's said proposal for the doing of said work and the said award therefor, and the Contract Documents hereinabove specifically referred to and made a part of this Contract. This Contract may be renewed for up to three (3) additional one (1) year periods at OWNER's sole discretion, upon mutually acceptable terms and conditions.

      5. During the term of the Contract, OWNER and CONTRACTOR are encouraged to identify ways to reduce the total life-cycle cost to OWNER of the supplies or services provided by the CONTRACTOR. OWNER and CONTRACTOR may negotiate Contract amendments that allow such reductions in total costs including, but not limited to the sharing of savings resulting from implementation of cost-reducing initiatives between OWNER and CONTRACTOR.

      6. OWNER encourages CONTRACTOR to employ firms certified as Jacksonville Electric Authority Minority Business Enterprise ("MBE") firms as subcontractors to the maximum extent practical. During the term of the Contract, OWNER and CONTRACTOR may negotiate Contract amendments that support and allow the employment of such MBE firms by CONTRACTOR including, but not limited to changes in the price to OWNER of the supplies or services supplied by CONTRACTOR.

      7. On the faithful performance of this contract by the CONTRACTOR, the OWNER will pay the CONTRACTOR in accordance with the terms and on the conditions stated in said proposal, award, plans and specifications, and the said Contract Documents hereinabove specifically referred to and, by reference, made a part hereof.

        [The remainder of this page has been left blank intentionally.]

      IN WITNESS WHEREOF, the parties hereto have duly executed this contract, in duplicate, the day and year first above written.

ATTEST:                             JACKSONVILLE ELECTRIC AUTHORITY


  /s/ Maxine M. Wiggins             By /s/ Walter P. Bussells
------------------------------         ---------------------------
Maxine M. Wiggins                      Walter P. Bussells
Its Administrative Assistant           Managing Director

                                    OWNER

                                    WESTSTAR ENVIRONMENTAL, INC.


                                    By /s/ Michael E. Ricks
------------------------------         ---------------------------
Sign Name                              Sign Name

                                       Michael E. Ricks
------------------------------         ---------------------------
Print or Type Name                     Print or Type Name

                                       Its Pres./CEO
------------------------------         ---------------------------
Title                                       Title

                                    CONTRACTOR

      I hereby certify that the expenditure contemplated by the foregoing contract has been duly authorized, and provision has been made for the payment of the monies provided therein to be paid.

                                       /s/ John J. Wolfel
                                       ---------------------------
                                       JOHN J. WOLFEL
                                       Controller 4308
                                       Jacksonville Electric Authority

Form Approved:

  /s/ Neill McArthur
------------------------------
Assistant General Counsel

                               AMENDMENT NUMBER 1
                                       TO
                              CONTRACT NUMBER 4308

      THIS AMENDMENT NUMBER 1, made and entered into this 5th day of June, 1998, by and between the JACKSONVILLE ELECTRIC AUTHORITY, a body politic and corporate in Jacksonville, Florida ("OWNER") and WESTSTAR ENVIRONMENTAL, INC., a corporation authorized to do business in the State of Florida ("CONTRACTOR"),

                                   WITNESSETH:

      WHEREAS, on October 31, 1997, OWNER and CONTRACTOR entered into a contract under which CONTRACTOR would provide biosolids hauling services and OWNER would pay compensation in an amount not to exceed $825,000 (the "Contract"); and

      WHEREAS, the term of said Contract was from October 1, 1997 through September 30, 1998 and could be renewed for three (3) additional one (1) year periods at OWNER's sole discretion; and

      WHEREAS, said Contract should be amended to combine the three remaining annual renewals into a single term of three years ending September 30, 2001, and renewing the Contract accordingly; and

      WHEREAS, said Contract should be further amended to adjust certain unit prices per gallon as more specifically provided herein; and

      WHEREAS, said Contract should be further amended so the OWNER's maximum indebtedness for each of the three (3) years in the renewal term, shall not exceed $1,250,000, subject to availability of lawfully appropriated funds; and

      WHEREAS, said Contract should be amended to provide that price increases for subsequent fiscal years shall be negotiated and may be adjusted but the maximum increases shall not exceed changes in the Consumer Price Index for the prior calendar year; now therefore

      IN CONSIDERATION of the Contract and for the mutual promises herein contained and for other good and valuable consideration the parties agree that:

      1. The above stated recitals are true and correct and, by this reference, are incorporated herein and made a part hereof.

      2. Section 3 of the Contract is amended, in part, to read as follows:

            "3. That CONTRACTOR is the lowest and best responsible bidder for biosolids hauling services for Jacksonville Electric Authority for period October 1, 1997 through September 30, 2001 in accordance with plans and specifications hereinafter referred to, and has been awarded the Contract for said work pursuant to award made September 11, 1997 and May 12, 1998."

      3. On page 1 of the Contract Documents, the Unit Price as reflected in
Part I shall be increased from $0.01157/gallon to $0.01388/gallon; and the Unit Price reflected in Part II, Item 2, shall be decreased from $0.14391/gallon to $0.05/gallon.

      4. Section 4 of the Contract is amended, in part, to read as follows:

            "4. The CONTRACTOR will, at its own cost and expense, do the work required to be done and furnish the materials required to be furnished on said work in accordance with plans and specifications previously approved by the City of Jacksonville, numbered CS-00l0-97, with bid opening date of October 30, 1996, designated as "City of Jacksonville, Florida, Department of Public Utilities, Biosolids Hauling" and strictly in accordance with the advertisement calling for bids, plans, specifications, blueprints, requirements of the said City of Jacksonville in said Bid Number CS-0010-97 and the Jacksonville Electric Authority in JEA Invitation For Bids No. WSC-361-97, proposal of the said CONTRACTOR, and award therefor, all of which are now on file in the office of the Director of Procurement of the Jacksonville Electric Authority (hereinafter called Contract Documents), and all of which are hereby especially referred to and, by this reference, made a part hereof to the same extent as if fully set out herein, for the total sum not to exceed:

            (a) EIGHT HUNDRED TWENTY-FIVE THOUSAND AND 00/100 DOLLARS ($825,000.00) for the October 1, 1997-September 30, 1998 Contract year; and

            (b) ONE MILLION TWO HUNDRED FIFTY THOUSAND AND 00/100 DOLLARS ($1,250,000.00) for the October 1, 1998-September 30, 1999 Contract year, subject to availability of lawfully appropriated funds; and

            (c) ONE MILLION TWO HUNDRED FIFTY THOUSAND AND 00/100 DOLLARS ($1,250,000.00) for the October 1, 1999-September 30, 2000 Contract year, subject to availability of lawfully appropriated funds; and

            (d) ONE MILLION TWO HUNDRED FIFTY THOUSAND AND 00/100 DOLLARS ($1,250,000.00) for the October 1, 2000-September 30, 2001 Contract year, subject to availability of lawfully appropriated funds;

            for a total maximum indebtedness not to exceed FOUR MILLION SEVENTY-FIVE THOUSAND AND 00/100 DOLLARS ($4,575,000.00), subject to availability of lawfully appropriated funds at and for the prices and on the terms contained in the CONTRACTOR's said proposal for the doing of said work and the said award therefor, and the Contract Documents hereinabove specifically referred to and made a part of this Contract."

      5. Price increases for subsequent Contract years will be negotiated and may be adjusted with maximum increases not to exceed any increase in the Consumer Price Index for the prior calendar year.

      6. On page 4 of the Contract Documents, paragraph 14 is amended, in part, to read as follows:

            "14. FACILITY LOCATIONS. Services rendered by the Contractor may involve, but not be limited to, the following areas:

                                      * * *

                  "Sewer District 2. District 2 WRF Area, Jacksonville Port
            Authority; Blount Island and Airport WWTF"

                  "Sewer District 3. Southwest WRF Area, Youth Development
            Center WRF"

      7. On pages 4 and 5 of the Contract Documents, Paragraph 15 is amended, in part, to read as follows:

            "15. WORK AND QUANTITIES

            "In all parts below, payment for mileage and travel time is not allowed. Payment shall be based ONLY on the unit prices listed below:

                                      * * *

            "PART 2 OTHER FACILITIES

                                      * * *

            "Item 2. The rate for sewerage handling (utilizing Weststar's or JEA's pumps, hauling and then unloading) is $0.05 per gallon, adjusted annually for inflation in accordance with Paragraph 25. This rate shall apply Monday through Sunday.

            Item 3. The rate of $0.05 per gallon shall apply at all times, with the one following exception:

                        A rate multiplier of 1.1 shall be utilized if less than 24 hours notice is given for mobilization, and then only during the first period of non-normal work hours (i.e. during the first period of 4:00 PM to 6:00 AM). For example, if service is requested to begin at 10 PM with less than 24 hours of notification, this multiplier would only applicable from 10 PM to 6 AM the next day.

            "Item 4.    Notification can be made by telephone or other means.

            "Item 5. A mobilization fee of $3O0 per tractor trailer combination shall be paid if that combination does not haul a minimum of 2 loads. This mobilization fee shall not be paid for conditions beyond the control of JEA (e.g., Weststar equipment breakdown)."

      8. On page 6 of the Contract Documents, paragraph 16 is amended, in part, to read as follows:

            "16. EMERGENCY NOTIFICATION - The Contractor shall be required to respond within 24 hours after notification, and must be able to service the various facilities and/or pump stations. Most facilities will be serviced on a scheduled weekly or daily basis, with all other work being performed on an as needed basis. Work will normally be scheduled between 7:30 AM to 4:00 PM Monday through Friday. The Contractor must, however, be prepared to respond to weekend and extended hour emergencies as required, and will be compensated as outlined in Paragraph 15, Part 2, item 3. In the event of an industrial spill or emergency situation, the Contractor must be able to respond within two hours of notification. The notification requirement does not apply to Part I activities which shall be performed seven (7) days per week. If the Contractor's office is out of town, the Contractor shall provide a toll-free telephone number for City personnel to schedule daily hauling requirements."

      SAVE AND EXCEPT as expressly amended herein, the terms and conditions of the October 31, 1997 Contract shall remain in full force and effect.


         [The remainder of this page has been left blank intentionally.]

      IN WITNESS WHEREOF, the parties hereto have duly executed this instrument, in duplicate, the day and year first above written.

ATTEST:                                JACKSONVILLE ELECTRIC AUTHORITY


  /s/ Karen D. Perkins                 By /s/ Walter; P. Bussells
--------------------------------          ---------------------------
Signature                                 Walter P. Bussells
                                          Managing Director and
    Karen D. Perkins                      Chief Executive Officer
--------------------------------
Type/print Name

  Staff Support Assistant
--------------------------------
Title

                                       OWNER

                                       WESTSTAR ENVIRONMENTAL, INC.


                                       By /s/ William B. Gray
--------------------------------          ---------------------------
Sign Name                                 Sign Name

                                             William B. Gray
--------------------------------          ---------------------------
Print or Type Name                        Print or Type Name

                                          Its Ex. Vice President
--------------------------------              -----------------------
Title                                            Title

                                       CONTRACTOR

       I hereby certify that the expenditure contemplated by the foregoing instrument has been duly authorized, and provision has been made for the payment of the monies provided therein to be paid.


                                          /s/ John J. Wolfel
                                          ---------------------------
                                          JOHN J. WOLFEL
                                          Controller
                                          Jacksonville Electric Authority

Form Approved:

  /s/ Neill McArthur
--------------------------------
Assitant General Counsel

                                                      Bid Number:     CS-001O-97
                                                      Bid Date: October 30, 1996

                                  BID PROPOSAL
                                     FOR THE
                          CITY OF JACKSONVILLE, FLORIDA
                         DEPARTMENT OF PUBLIC UTILITIES
                                BIOSOLIDS HAULING

COMPANY NAME:     WESTSTAR ENVIRONMENTAL, INC.
                  ----------------------------------------------

                                BID PROPOSAL FORM

--------------------------------------------------------------------------------
      PART/ITEM                          UNIT PRICE                  TOTAL PRICE
      ---------                          ----------                  -----------
      I           38,500,OOO gallons x   $ .01157/gallon x 0.75   =  $334,083.75
      II/1        500,000 gallons x      $  .0842/gallon x 0.025  =  $  1,115.00
      II/2        50,000 gallons x       $ .14391/gallon x 0.025  =  $    179.89
      III/1       500 hours x            $    350/hour x 0.0125   =  $  2,187.50
      III/2       500 hours x            $    299/hour x 0.0125   =  $  1,868.75
      III/3       500 hours x            $     99/hour x 0.0125   =  $    618.75
      III/4       500 hours x            $    335/hour x 0.0125   =  $  2,093.75
      IV/l        67,500,000 gallons x   $  .0139/gallon x 0.05   =  $ 46,912.50
      IV/2        22,500 tons x          $   6.50/ton x 0.05      =  $  7,312.50
      V           26,500 tons x          $   5.00/ton x 0.05      =  $  6,625.00

      GRAND TOTAL- PARTS I THROUGH V: $402,997.39
--------------------------------------------------------------------------------

Page 2                                                Bid Number:     CS-OOl0-97
                                                      Bid Date: October 30, 1996

                                  BID PROPOSAL
                                     FOR THE
                          CITY OF JACKSONVILLE, FLORIDA
                         DEPARTMENT OF PUBLIC UTILITIES
                                BIOSOLIDS HAULING

1. INTENT - The City of Jacksonville requires the services of a Contractor to remove biosolids, sand, grit and/or grease from the various water reclamation facilities (WRF's), pump stations, and other City-owned facilities within the City limits and haul it to 1) the Buckman Biosolids Disposal Facility (BDF) for further processing, 2) approved land disposal site(s) provided by the Contractor, or 3) the Trail Ridge Landfill. All material going to approved land disposal site(s) must be stabilized, applied, injected, and/or buried in accordance with 40 CFR Part 503, FAC Chapter 62-640, and provisions of this specification. All material going to the landfill must pass a "paint filter test" as a measure of free liquid present. It is understood that the quantities shown are estimated and are to be used for award of bids only. No minimum quantities are being guaranteed for any of the work shown.

      WESTSTAR ENVIRONMENTAL, INC (Company Name) has carefully examined the bid documents and agrees to furnish all labor, material, equipment, and appurtenances necessary to accomplish the required services as outlined below. Prior to a Notice to Proceed being issued, land application permit(s) must be obtained from the appropriate agency(ies); see Items 22 through 24. In Duval County, these agencies include but may not be limited to:

      Regulatory & Environmental Services Department (RESD)
      421 W. Church Street, Suite 412
      Jacksonville, Florida 32202-4111
      904.630.3461

      Florida Department of Environmental Protection (FDEP)
      7825 Baymeadows Way, Suite B-200
      Jacksonville, Florida 32256-7577
      904.448.4330

2. SUCCESSFUL BIDDER - Bidder is required to bid on all items. Award will be based on the lowest, responsive, and responsible bid. Parts I through V of
      Item 15 will be weighted as follows: 75%, 5%, 5%, 10%, and 5%, respectively. If a Part is comprised of several Items, the weighted percentage has been equally distributed between the Items. If the lowest bidder is unable to perform at any time during the contract period, the City will utilize the second lowest, responsive and responsible bidder to fulfill its needs. Should a bidder be awarded the Contract and then fail to perform, they will not be allowed to bid on future work.

3. REFERENCES - The bidder must submit endorsement letters from a minimum of three (3) cities, counties, districts, or corporations for whom the bidder has successfully conducted similar business for a minimum of two (2) years for each entity.

4. BONDS - A Cashier's Check or Bid Bond (Appendix A) properly executed by the undersigned and by qualified surety in the sum of $50,000, made payable to the Tax Collector, City of Jacksonville, Florida, which the undersigned Bidder hereby deposits as a guarantee of good faith and agrees to

Page 3                                                Bid Number:     CS-OOl0-97
                                                      Bid Date: October 30, 1996

      forfeit to the City of Jacksonville, not as a penalty, but as fixed and liquidated damages in the event they fail to enter into Contract, or fail to furnish the Performance Bond (Appendix B) required within ten (10) days after receipt of the contract. The Performance Bond amount shall be equal to the Bid price rounded up to the nearest $25O,O00 (ie, Bid = $600,000, Performance Bond = $750,000).

5. NON-DISCRIMINATION PROVISION - In compliance with Section 4 of Ordinance 69-630-653, the bidder shall upon affixing their signature to the proposal form, and/or the acceptance of a Purchase Order, certify that their firm meets and agrees to the following provisions which shall become a part of the contract.

      a. The Contractor represents that their company has adopted and will maintain a policy of non-discrimination as defined by ordinance of the City of Jacksonville throughout the term of this contract.

      b. The Contractor agrees that on written request, reasonable access will be permitted to company records of employment, employment advertisement, application forms and other pertinent data and records by the Executive Director of Community Relations Commission of the City of Jacksonville, for the purpose of investigation to ascertain compliance with the non-discrimination provisions of this contract. However, the Contractor shall not be required to produce for inspection any records covering periods of time more than one year prior to the date of this contract.

      c. The Contractor agrees that if any of the obligations of this contract are to be performed by a subcontractor, then the provisions of (a) and (b) of this section shall be incorporated into and become a part of the subcontract.

6. REPAIR OF WORK AREAS - The Contractor shall replace with new or repair any damaged City equipment or structures immediately to the satisfaction of the City. The intent of this paragraph is to insure the safe and continuous operations of the Treatment Division.

7. ACCESS TO CONTRACTOR'S OPERATING AREA AND RECORDS - The Contractor shall provide immediate access to its disposal sites, staging areas, storage and treatment facilities, and to its operating records as required by the City and applicable regulatory agencies.

8. INDEMNIFICATION AGREEMENT - The City will require the following indemnification clause to be made part of the Agreement entered into with the selected Contractor.

      In consideration of Ten Dollars ($10.00), receipt and sufficiency of which is hereby acknowledged by the Contractor, the Contractor and any of its subcontractors shall indemnify and save harmless and defend the City from all suits or actions of every name and description brought against the City based on personal injury, bodily injury (including death) or property damages (including destruction) received or claims and expenses to be received or sustained by any person or contractors arising from or in connection with any negligent act or omission of the Contractor or its subcontractors, its agents, employees, or assigns in providing the services called for herein.

9. INSURANCE REQUIREMENTS - The Consultant shall procure and maintain during the term of the project, insurance of the types and in the minimum amounts stated below:

Page 4                                                Bid Number:     CS-OOl0-97
                                                      Bid Date: October 30, 1996

      SCHEDULE                                     LIMITS
      --------                                     ------
      Worker's Compensation                        Statutory/$1,000,000
      ---------------------
      Florida Statutory Coverage & Employer's
      Liability (Incl. Appropriate Federal Acts)

      Comprehensive General Liability              $1,000,000 CSL and
      -------------------------------              $2,000,000 Aggregate
      Premise-Operations; Products-Completed
      Operations P.D.; Contractual Liability;
      Independent Contractors

      (The City of Jacksonville shall be
      named as an additional insured under
      all of the above Comprehensive General
      Liability coverage)

      Auto Liability                               $1,000,000 CSL, BI,
      --------------                               and PD
      (including owned, non-owned and hired)

      Professional Liability Insurance             $500,000
      --------------------------------

      Valuable Papers                              $100,000
      ---------------
      (The City of Jacksonville must be named
      as an additional insured under Valuable
      Papers coverage.)

      Said insurance shall be written by an insurer holding a current certificate of authority pursuant to Chapter 624, Florida Statutes. Prior to commencing any work on the Project, Certificates of Insurance approved by the City's Division of Insurance and Risk Management evidencing the maintenance of said insurance shall be furnished to the City. The insurance shall provide that no material alteration or cancellation, including expiration and non-renewal, shall be effective until thirty (30) days after receipt of written notice by the City.

10. ORDERS - Blanket Purchase Orders shall be issued based on requirements. Individual pumping/hauling/disposal assignments will be issued by the Division Chief, Operations or Maintenance Manager, Superintendents, or their designee.

11. PAYMENT - The Contractor shall submit invoices for each month by the 15th day of the following month. Each invoice shall be delineated by area as described in Item 14 and shall show the quantities managed for each Part/Item described in Item 15. No requests for early payment will be accepted, regardless of the Contractor's cash flow. The Contractor shall submit a copy of all speeding violations for vehicles associated with this contract with the monthly pay request.

      The Contractor shall submit driver tickets for each load hauled. The driver's ticket shall show the date, driver's name, truck and trailer number, the locations(s) hauled from, the location hauled to (disposal site), the number of hauls for that date, and the gallons of biosolids removed on each haul, and each load ticket shall be signed by a Division representative. Invoicing for sand, grit and/or grease removal, in addition to the above requirements, shall show the number of hours for that date.

Page 5                                                Bid Number:     CS-0010-97
                                                      Bid Date: October 30, 1996

12. CONTRACT MODIFICATIONS - The City reserves the right to modify the contract requirements. These modifications may include [ILLEGIBLE] unloading procedures, etc. [ILLEGIBLE].

13. SCOPE - The biosolids will be waste [ILLEGIBLE] or waste [ILLEGIBLE] and primary biosolids. The biosolids will be malodorous. When required, sand, grit and/or grease shall be removed from various City-owned wastewater system structures such as, but not limited to: manholes, grit chambers, clarifiers, aeration tanks, wet wells, chlorine contact chambers, and digesters. Where applicable, sand, grit and/or grease, may be either in a liquid (pumpable) state or in a solid (non-pumpable) state which may require excavation by personnel and equipment provided by the Contractor. Therefore, an hourly cost (to be billed for pumping time only, no travel time, mobilization time, or disposal time or mileage may be billed) is to be provided in the proposal by the bidder for both situations. It is estimated that work performed in removing and hauling sand, grit and/or grease in the liquid and/or solid state will require the approximate number of hours listed in Part III, during a year; however, there is no [ILLEGIBLE].

14 [ILLEGIBLE] - Services rendered by the Contractor may involve, but not be limited to the following areas:
       Sewer District 1 - Buckman WRF Area
       Sewer District 2 - District 2 WRF Area
       Sewer District 3 - Southwest WRF Area, Youth Development Center WRF,
                          Shadowrock WRF
       Sewer District 4 - Arlington East WRF Area
       Sewer District 5 - Mandarin WRF Area, Beauclerc WRF

15.   WORK AND QUANTITIES

      In all parts below, payment for mileage and travel time is not allowed. Payment shall be based ONLY on the unit prices listed below.

      PART I. BIOSOLIDS TO THE BUCKMAN BDF

      Remove and haul biosolids seven (7) days per week from the Southwest and Mandarin WRF to the Buckman BDF:

                                      UNIT PRICE                 TOTAL PRICE
                  38,500,000 gallons x $.01157 / gallon x 0.75 = $334,083.75

      PART II OTHER FACILITIES

      Item 1. Remove and haul biosolids on an as-needed basis from various City owned, non-regional facilities to the Buckman BDF:

                                  UNIT PRICE                TOTAL PRICE
                  500,000 gallons x $.08429/ gallon x 0.025 = $1,115.00

      Item 2. Remove and haul biosolids on an as-needed basis from various City-owned sites of sanitary sewer overflows to the Buckman
                  BDF:

                                  UNIT PRICE                TOTAL PRICE
                  50,000 gallons x $.14391/ gallon x  0.025 = $179.89

Page 6                                                Bid Number:     CS-0010-97
                                                      Bid Date: October 30, 1996

      PART III SAND, GRIT, AND/OR GREASE

      Item 1. Remove, stabilize, and dispose of sand, grit and/or grease in a liquid form from various City-owned sites at approved land disposal site(s). NO TRAVEL TIME:

                              UNIT PRICE          TOTAL PRICE
                  500 hours x $350/hour x 0.0125 = $2,187.50

      Item 2. Remove and haul sand, grit and/or grease in a liquid form from various City-owned sites to the Buckman BDF. NO TRAVEL TIME:

                              UNIT PRICE           TOTAL PRICE
                  500 hours x $299/hour x  0.0125 = $1,868.75

      Item 3. Remove, stabilize, and dispose of sand, grit and/or grease in a solid form from various City-owned sites at approved land disposal site(s). "Solid" is defined as that material which can not be pumped. NO TRAVEL TIME:

                              UNIT PRICE          TOTAL PRICE
                  500 hours x $99/hour x  0.0125 = $ 618.75

      Item 4. Remove and haul sand, grit and/or grease in a solid form from various City-owned sites to the Buckman BDF. "Solid" is defined as that material which can not be pumped. NO TRAVEL
                  TIME:

                              UNIT PRICE           TOTAL PRICE
                  500 hours x $335/hour x  0.0125 = $2,093.75

      Contractor will be paid only when equipment commences work at pumping site and continue to be paid while equipment is working continuously at the pumping site. No payment of any kind will be made to the Contractor while traveling to or from the pumping site or to, at, or from the disposal site. No payment will be made for clean up time for the Contractor's equipment. The Contractor called out to a site to perform work under this part only to be told that the work is no longer necessary, shall be paid for one (1) hour at said rate as a cancellation charge to cover mobilization expenses.

      PART IV BIOSOLIDS LAND APPLICATION

      Provide all personnel, equipment, structures, power, and chemicals, if necessary, to remove and stabilize in accordance with CFR Part 503 and FAC Chapter 62-640, and dispose of biosolids at approved land disposal site(s).

      Item 1.     Liquid form - Approximately 2% solids

                                         UNIT PRICE          TOTAL PRICE
                  67,500,000 gallons x $.0139/gallon x 0.05 = $46,912.50



      Item 2.     Solid form - Approximately 20% solids

                                 UNIT PRICE        TOTAL PRICE
                  22,500 tons x $6.50 /ton x 0.05 = $7,312.50

      PART V BIOSOLIDS TO LANDFILL

      Remove and haul biosolids (approximately 20% solids) up to six (6) days per week from the Buckman BDF to the Trail Ridge Landfill.

                                 UNIT PRICE        TOTAL PRICE
                  26,500 tons x $5.00 /ton x 0.05 = $6,625.00

Page 7                                                Bid Number:     CS-0010-97
                                                      Bid Date: October 30, 1996

16. EMERGENCY NOTIFICATION - The Contractor shall be required to respond within 24 hours after notification, and must be able to service the various facilities and/or pump stations. Most facilities will be serviced on a scheduled weekly or daily basis, with all other work being performed on an as needed basis. Work will normally be scheduled between 7:30 AM to 4:00 PM, Monday through Friday. The Contractor must, however, be prepared to respond to weekend and extended hour emergencies as required, and will be compensated at 1.5 times the base hourly rate (this also applies to cancellation charges for weekend call outs). In the event of an industrial spill or emergency situation, the Contractor must be able to respond within two hours of notification. The notification requirement does not apply to Part I activities which shall be performed seven (7) days per week. If the Contractor's office is out of town, the Contractor shall provide a toll-free telephone number for City personnel to schedule daily hauling requirements.

17. SPILLS - The Contractor shall be responsible for responding within one hour of a spill involving its own or sub-contracted vehicles and/or personnel. "Response" is defined as having equipment and personnel at the site of the spill and having started clean-up operations. One or more personnel evaluating the spill site does NOT constitute a response. A Spill Response Plan must be submitted as part of the bid package. More than three spills during any twelve month period shall be considered just cause to implement Item 26.

      Care shall be taken when connecting, disconnecting, loading, and unloading to prevent the spillage of any materials. It is the responsibility of the Contractor and its employees to leave loading and unloading areas at least as clean as when they arrived. If necessary, any loading and unloading area shall be washed down and the bar screen at the Buckman BDF cleaned by the Contractor before departing the area.

18. LOADING AND UNLOADING - The loading and unloading of the materials previously mentioned shall be the responsibility of the Contractor. The City shall be responsible for having personnel to operate City-owned pumping equipment to load the biosolids, sand, grit and/or grease at the appropriate sites, where that equipment is permanently installed. The Contractor is responsible for furnishing all necessary pumping equipment for loading biosolids and/or other materials when such equipment is not available at the site. Where sand, grit and/or grease removal is required, the Contractor is responsible to furnish all personnel, pumping equipment and facilities, including power to drive said equipment. Loading and unloading at all facilities shall be limited to the hours between 6 AM and 5 PM. Permission to enter the Buckman WRF after 5 PM must be obtained from Operations personnel at 904.630.4215 or Industrial Pretreatment personnel at either 904.630.4233 or 904.630.4231 by 4 PM.

19. CERTIFICATIONS - The successful bidder must provide the following information prior to Notice to Proceed:

      a. Truck (tractor) and tanker trailer numbers.

      b. Capacity certification corresponding to tanker trailer number.

      c. Certification of maximum tractor + trailer weight when empty and loaded.

      d. Florida Department of Transportation weight restriction(s) for this type of vehicle.

      e. 4" x 6" color photographs (non-returnable) of each tractor and trailer to be used.

      Also, before additional trailers not listed above may be used, notice, including the above information, shall be provided in writing to the address below at least five (5) working days prior to their use:

Page 8                                                Bid Number:     CS-OOl0-97
                                                      Bid Date: October 30, 1996

            Industrial Pretreatment
            2221 Buckman Street
            Jacksonville, FL 32206-3396

20. EQUIPMENT - The Contractor shall, at the time of bid, have sufficient equipment to haul 150,000 gallons of biosolids per day from all facilities to the Buckman BDF. In addition, within five (5) calendar days of notification of the need for such service, the Contractor must be able to provide equipment to haul and stabilize up to 750,000 gallons of liquid at approximately 2% solids or 250 wet tons of cake at approximately 20% solids per day from the WRF's to approved land disposal site(s). Volumes are based on 90 days of use but are not guaranteed. All vehicles shall comply with Florida Department of Transportation regulations including weight restrictions. Individual tanker trailers may have baffles but shall NOT be compartmentalized and must be equipped with all necessary hose and coupling devices required to connect to City facilities. Each tractor and tanker whether owned or leased by the Contractor shall have company placards mounted on both sides of each for identification purposes. The storage of equipment, tractors, trailers, etc. at WRF's is not permitted.

      The Contractor must designate tankers to be used to haul biosolids for the City's facilities. These tankers can not be used to haul other materials such as septic tank and/or grease trap waste. This is to ensure proper billing or payment. The quantity of biosolids hauled from outside facilities shall be compared to volumes received at the Buckman BDF. Discrepancies shall be investigated. If it is determined that the Contractor has discharged non-City materials and claimed it to be City materials, the Contractor shall have triple the applicable discharge price deducted from their next invoice. Three or more confirmed false claims during any twelve month period shall be considered just cause to implement
      Item 26.

21. BREAKDOWN - The removal of biosolids is an essential operation within the City's treatment facilities and there is minimal storage capacity available. There shall be no allowance for the breakdown of the Contractor's equipment. The Contractor shall provide sufficient equipment and personnel to transport the maximum daily quantities as requested by Division personnel or the volumes listed in Item 20, whichever is greater, at all times taking into consideration equipment breakdown. If on ANY day the Contractor fails to transport the maximum daily quantities as requested by Division personnel, liquidated damages in the amount of $1,000 shall be paid to the City. If the Contractor fails on Day 2 to haul same, damages in the amount of $2,500 shall be paid to the City for a cumulative total of $3,500. If the Contractor fails on Days 3 through 5, to haul same, damages in the amount of $5,000 each day shall be paid to the City for a cumulative total of $18,500. Liquidated damages shall be subtracted from the subsequent bill. A negative balance shall be carried over to the following month(s). If after Day 5 the Contractor fails to transport the maximum daily quantities as requested by Division personnel, this Contract may be canceled immediately.

22. STABILIZATION - The biosolids stabilization method shall be in conformance with 40 CFR Part 503 and FAC Chapter 62-640. Prior to the Notice to Proceed, the Contractor shall develop and have FDEP review a written plan which addresses where and how stabilization will occur and shall include the equipment and chemicals to be used. This plan shall be submitted to the City. Acceptance of the plan by this Division shall not in any way make the City responsible or liable for the method, manner or means selected by the Contractor for its stabilization of biosolids nor for any failure by the Contractor to properly stabilize the biosolids in accordance with applicable laws, rules and regulations, including but not limited to license, permit and other similar requirements. This plan shall also detail how odors associated with the stabilization process are to be minimized. If the Contractor

Page 9                                                Bid Number:     CS-OOl0-97
                                                      Bid Date: October 30, 1996

      stabilization system is not operational and accepting the City's material within five (5) calendar days after written or faxed notification, liquidated damages in the amount of $5,000 per day shall be paid to the City. After ten (10) calendar days, liquidated damages paid to the City shall increase to $10,000 per day.

23. DISPOSAL - The biosolids disposal method and site(s) shall be in conformance with 40 CFR Part 503 and FAC Chapter 62-640. Approval by the Division shall not in any way make the City responsible or liable for the method, manner or means selected by the Contractor for its utilization of the site nor for any failure by the Contractor to utilize said site in accordance with applicable laws, rules and regulations, including but not limited to license, permit and other similar requirements. Further, the Contractor shall assume full responsibility for disposal procedures, permits, and inspection by all duly appointed local, State, and Federal authorities. All biosolids, sand, grit and/or grease shall be properly stabilized and disposed of prior to the completion of work each day.

      The minimum requirements for site availability are for 90 days of land application based on the quantities listed in Item 19. The Bidder's agricultural plan must include strategies for acquiring additional site(s) to service the entire contract period. This paragraph does not exempt the bidder from the site requirements of the State, nor the approval requirements set forth herein.

      All sampling for land application shall be performed by the Contractor. Any analyses shall be performed by the City.

24. AGRICULTURAL USE PLAN - The Contractor will provide all information, measurements, drawings, etc. to obtain land application permit(s) and will at a minimum include the following information/documentation:

      a. maps showing the extent of the property to be utilized and its acreage;

      b. indications of all surface waters included on the site(s) proposed and an explanation of their exclusion from the acreage calculations, and the set backs proposed (these must be in accordance with 40 CFR
            Part 503 and FAC Chapter 62-640);

      c.    the crop to be grown on the property during operation (if any);

      d. a notarized statement from the property owner certifying compliance with the limitations of 40 CFR Part 503 and FAC Chapter 62-640;

      e. a sample of the monthly report to be submitted to the regulatory agency(ies) and the Wastewater Division by the Contractor denoting the monthly, year to date, and cumulative application of biosolids (gallons and dry tons per acre) including metals (Cd, Cu, Pb, Ni, Zn), nitrogen, and phosphorus, and the ground water depth at the time of each application;

      f. notation of any public buildings within 100 feet of the application area, and indication of the buffer area the Contractor plans to maintain around the buildings;

      g. location of all wells, both public and private, with indication of buffer area which the Contractor will maintain;

      h.    groundwater survey of the site(s); and

      i.    topographic grade of the site(s).

25. TERM OF AGREEMENT- The initial period of this contract shall be from January 1,1997 through September 30, 1997 and may be renewed for four (4) additional one year periods with mutual consent of both parties and pending availability of funds. The unit prices listed on the bid form shall remain firm for the initial period of the contract. Price increases may be negotiated [ILLEGIBLE] renewal period. The maximum increase allowable shall be based upon the Producer [ILLEGIBLE] for the 12

Page 10                                               Bid Number:     CS-OOl0-97
                                                      Bid Date: October 30, 1996

      month period prior to renewal. Renewal is at the sole discretion of the City of Jacksonville based upon acceptable performance by the supplier during the preceding year and is subject to the availability of funds.

26. CANCELLATION OF CONTRACT - The Division may cancel the contract in whole or in part for any reason upon thirty (30) days written notice and without legal and financial recourse by the Contractor. The Contractor shall be paid for all services completed through the effective date of contract cancellation.

27. ROUTING - Tractor trailer combinations approaching or leaving the Buckman WRF shall utilize Talleyrand Avenue and 8th Street or Duval Street. Tractor trailer combinations approaching or leaving the Southwest WRF shall utilize Timiquana Boulevard, Catoma Street, and 118th Street. Tractor trailer combinations approaching or leaving the Mandarin WRF shall utilize Hartley Road, Pine Acres Road, and Hampton Road to the facility entrance. Vehicles not following these routes may be reported to the Contractor's headquarters. Three routing violations within a three month period may be considered just cause to implement Item 26.

28. RANDOM SPEED CHECKS - In order to protect public safety, the Division may coordinate random speed checks with the Jacksonville Sheriff's Office, primarily on the routes described in Item 27 but may include the WRF property. Three speeding violations for all vehicles regardless of location within a twelve month period may be considered just cause to implement Item 26. Submission of speeding violation documents shall be in accordance with Item 11.

29. PROTESTS - Any potential Bidder with questions regarding these Specifications shall submit them in writing via certified mail at least 15 calendar days prior to Bid opening. By submission of a Bid, all Contractors agree that the provisions contained herein are acceptable and shall not be protestable.

30. CHAPTER 7 & 11 - The Contractor shall notify the City via certified mail within fourteen (14) calendar days of filing for protection from creditors during liquidation (Chapter 7) or reorganization (Chapter 11). Proof of filing shall be provided. Send notification and proof to:

            Alan Flood, P.E., Project Engineer
            Treatment Division
            2221 Buckman Street
            Jacksonville, Florida 32206-3396

      Failure to notify may be considered just cause to implement Item 26.